Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street
Charlotte, North Carolina 28255

Date of Event Requiring Statement (Month/Day/Year):	December 15, 2021

Issuer Name and Ticker or Trading Symbol:	BlackRock MuniAssets Fund, Inc. (MUA)

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory